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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM 8-A



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                AVENUE A, INC.
             ----------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

               WASHINGTON                                 91-1819567
 --------------------------------------      ----------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


      506 SECOND AVENUE, 9TH FLOOR
          SEATTLE, WASHINGTON                                98104
 --------------------------------------      ----------------------------------
(Address of Principal Executive Offices)                   (Zip Code)


If this form relates to the registration     If this form relates to the
of a class of securities pursuant to         registration of a class of
Section 12(b) of the Exchange Act and is     securities pursuant to Section
effective pursuant to General                12(g) of the Exchange Act and is
Instruction A.(c), please check the          effective pursuant to General
following box.                       [_]     Instruction A.(d), please check
                                             the following box.             [X]


Securities Act registration statement file number to which this form relates:
333-92301

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                  Name of Each Exchange on Which
        to be so Registered                  Each Class is to be Registered
        -------------------                  ------------------------------

               None

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.01 par value per share
                    ---------------------------------------
                               (Title of Class)

                                  Page 1 of 4
                            Exhibit Index on Page 4
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Item 1.   Description of Registrant's Securities to be Registered

          The description of the common stock being registered set forth under the caption "Description of Capital Stock" in the prospectus contained in the registrant's Registration Statement on Form S-1, File No. 333-92301, as originally filed with the Securities and Exchange Commission on December 8, 1999, or as subsequently amended (the "Registration Statement"), is incorporated by reference in response to this item.

Item 2.   Exhibits

          The following exhibits are filed as a part of this Registration
Statement:

Exhibit No.     Description
-----------     ----------------------------------------------------------------

     1 Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement).

     2 Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement).

                                  Page 2 of 4
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      AVENUE A, INC.

                                      /s/ Robert M. Littauer
                                      _________________________________________
                                      Robert M. Littauer
                                      Vice President, Finance & Administration,
                                      Chief Financial Officer,
                                      Secretary and Treasurer

Dated:  February 7, 2000

                                  Page 3 of 4
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                                 EXHIBIT INDEX

                                                                                          Sequential
Exhibit No.   Description                                                                  Page No.
-----------   -----------                                                                  --------
   1          Amended and Restated Articles of Incorporation of the registrant                --
              (incorporated by reference to Exhibit 3.1 to the Registration
              Statement).

   2          Amended and Restated Bylaws of the registrant (incorporated by                  --
              reference to Exhibit 3.2 to the Registration Statement).
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                                  Page 4 of 4